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                                                                    Exhibit 21.1

LIST OF SUBSIDIARIES

                                               State or Country of
Name                                           Incorporation
----                                           -------------

RIC Investments, Inc.                          Delaware
Respironics (HK) Ltd.                          Hong Kong
RCM Manufacturing, Inc.                        Philippines
Sigma Manufacturing Ltd.                       Hong Kong
Wegot Investments Ltd.                         Hong Kong
Respironics Medical Products (Shenzhen) Ltd.   PRC
Respironics Technotrend Ltd.                   Hong Kong
Respironics Technologies Ltd.                  Hong Kong
Respironics France EURL                        France
Respironics Colorado, Inc.                     Colorado
Respironics Deutschland GmbH and Co. KG        Germany
Respironics Verwaltungsgesellschaft mbH        Germany
Respironics Georgia, Inc.                      Georgia
Respironics California, Inc.                   California
Respironics Healthscan, Inc.                   New Jersey
Respironics International, Inc.                Delaware
Fuji RC Kabushiki Kaisha                       Japan
Respironics Novametrix, Inc.                   Delaware
Children's Medical Ventures, Inc.              Delaware